EXHIBIT 23
Consent Of Independent Registered Public Accounting Firm
The Board of Directors
Emulex Corporation:
We consent to incorporation by reference in the registration statements (Nos. 33-40959, 333-56440, 333-87090, 333-01533, 333-52842, 333-101657, 333-113487, 333-110643 and 333-120837) on Form S-8 and Form S-3 of Emulex Corporation of our reports dated September 15, 2005, related to the consolidated balance sheets of Emulex Corporation and subsidiaries as of July 3, 2005 and June 27, 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended July 3, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of July 3, 2005, and the effectiveness of internal control over financial reporting as of July 3, 2005, which reports appear in the July 3, 2005, annual report on Form 10-K of Emulex Corporation.
/s/ KPMG LLP
Costa Mesa, California
September 15, 2005